EXHIBIT 4-A-1

EXCEPT AS OTHERWISE PROVIDED IN THE INDENTURE, THIS SECURITY MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF EUROCLEAR OR CLEARSTREAM OR TO A SUCCESSOR DEPOSITORY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK S.A./N.V. (“EUROCLEAR”) OR
CLEARSTREAM BANKING, SOCIETE ANONYME (“CLEARSTREAM”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR OR CLEARSTREAM (AND ANY PAYMENT IS MADE TO THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR OR CLEARSTREAM), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INSOMUCH AS THE REGISTERED OWNER HEREOF, THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, HAS AN INTEREST HEREIN.

FORD MOTOR CREDIT COMPANY LLC
A$_________________

R1	CUSIP: _______________________
ISIN: _______________________
Common Code: ________________

4.05% Notes due December 10, 2018

FORD MOTOR CREDIT COMPANY LLC, a limited liability company duly formed and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor company under the Indenture hereinafter referred to), for value received, hereby promises to pay to THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, as nominee of The Bank of New York Mellon, London Branch, a common depositary for Euroclear and Clearstream, or registered assigns, the principal sum of _______________________ (A$__________) on December 10, 2018, unless earlier repaid as herein provided, and to pay interest at a rate of 4.05% per annum from December 10, 2015 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 10 and December 10 of each year, commencing June 10, 2016, until the principal hereof is paid or made available for payment (each such date an “Interest Payment Date”). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid, as provided in the Indenture, to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day) preceding such Interest Payment Date. Interest will be computed on the basis of the actual number of days elapsed and the actual number of days in the year. All Australian dollar amounts resulting from this computation will be rounded to the nearest Australian dollar, with five-tenths or more of the A$1 to be rounded to the nearest A$1.

Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder hereof on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder hereof not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of the principal of and any interest on this Security will be made by The Bank of New York Mellon, London Branch, as Paying Agent, and will be made in Australian dollars, and all payments of principal of, the redemption price (if any), and interest and additional amounts (if any), on this Security, will be payable in Australian dollars, provided, that if the Australian dollar is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company's control or if the Australian dollar is no longer being used by Australia or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of this Security will be made in U.S. dollars until the Australian dollar is again available to the Company or so used. The amount payable on any date in Australian dollars will be converted into U.S. dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second Business Day prior to the relevant payment date or, in the event the Board of Governors of the Federal Reserve System has not mandated a rate of conversion, on the basis of the most recent U.S. dollar/Australian dollar exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate will be determined in the Company's sole discretion on the basis of the most recently available market exchange rate for the Australian dollar. Any payment in respect of this Security so made in U.S. dollars will not constitute an event of default under this Security or the Indenture. Neither the Trustee nor The Bank of New York Mellon, London Branch shall have any responsibility for any calculation or conversion in connection with the foregoing.

This Security is one of the duly authorized securities of the Company (herein called the “Securities”) issued and to be issued in one or more series under an Indenture dated as of March 16, 2015 (the “Indenture”), between the Company and The Bank of New York Mellon, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of Securities represented hereby), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is a Global Security representing A$__________ principal amount of the Company’s 4.05% Notes due December 10, 2018, initially limited in aggregate principal amount to A$_______________.

The Securities of the series are initially limited to A$_____________ aggregate principal amount. The Company may, without the consent of the Holder hereof, create and issue additional securities ranking pari passu with the Securities of this series in all respects and so that such additional securities shall be consolidated and form a single series having the same terms as to status or otherwise as the Securities initially issued. No additional securities may be issued if an Event of Default has occurred.

Notices with respect to the Securities of this series will be published in a newspaper in The City of New York. It is expected that publication will be made in The Wall Street Journal. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first such publication.

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any political subdivision or taxing authority of or in the United States), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after December 3, 2015, the Company becomes, or based upon a written opinion of independent counsel selected by the Company, will become obligated to pay additional amounts as described below with respect to this Security, then the Company may at its option redeem, in whole, but not in part, this Security on not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued but unpaid on those Securities to the date fixed for redemption.

All payments of principal and interest in respect of this Security will be made free and clear of, and without deduction or withholding for or on account of any present or future taxes, duties, assessments or other governmental charges of whatsoever nature required to be deducted or withheld by the United States or any political subdivision or taxing authority of or in the United States, unless such withholding or deduction is required by law.

In the event any withholding or deduction on payments in respect of this Security for or on account of any present or future tax, assessment or other governmental charge is required to be deducted or withheld by the United States or any taxing authority thereof or therein, the Company will pay such additional amounts on this Security as will result in receipt by each beneficial owner of a Note that is not a U.S. Person (as defined below) of such amounts (after all such withholding or deduction, including on any additional amounts) as would have been received by such beneficial owner had no such withholding or deduction been required. The Company will not be required, however, to make any payment of additional amounts for or on account of:

a.    any tax, assessment or other governmental charge that would not have been imposed but for (1) the existence of any present or former connection (other than a connection arising solely from the ownership of those Securities or the receipt of payments in respect of those Securities) between that holder (or the beneficial owner for whose benefit such holder holds such Security), or between a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, that holder or beneficial owner (if that holder or beneficial owner is an estate, trust, partnership or corporation) and the United States, including that holder or beneficial owner, or that fiduciary, settlor, beneficiary, member, shareholder or possessor, being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in trade or business or present in the United States or having had a permanent establishment in the United States or (2) the presentation of a Note for payment on a date more than 30 days after the later of the date on which that payment becomes due and payable and the date on which payment is duly provided for;

b.     any estate, inheritance, gift, sales, transfer, capital gains, excise, personal property, wealth or similar tax, assessment or other governmental charge;

c.     any tax, assessment or other governmental charge imposed on foreign personal holding company income or by reason of the beneficial owner’s past or present status as a passive foreign investment company, a controlled foreign corporation, a foreign tax exempt organization or a personal holding company with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;

d.     any tax, assessment or other governmental charge which is payable otherwise than by withholding or deducting from payment of principal of or premium, if any, or interest on such Securities;

e.    any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of and premium, if any, or interest on any Security if that payment can be made without withholding by any other paying agent;

f.    any tax, assessment or other governmental charge which would not have been imposed but for the failure of a beneficial owner or any holder of Securities to comply with the Company’s request or a request of the Company’s agent to satisfy certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of the beneficial owner or any holder of this Security that such beneficial owner or holder is legally able to deliver (including, but not limited to, the requirement to provide Internal Revenue Service Forms W-8BEN, W-8BEN-E, Forms W-8ECI, Form W-9 or any subsequent versions thereof or successor thereto, and including, without limitation, any documentation requirement under an applicable income tax treaty);

g.     any tax, assessment or other governmental charge imposed on interest received by (1) a 10% shareholder (as defined in Section 871(h)(3)(B) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the regulations that may be promulgated thereunder) of the Company or (2) a controlled foreign corporation that is related to us within the meaning of Section 864(d)(4) of the Code, or (3) a bank receiving interest described in Section 881(c)(3)(A) of the Code, to the extent such tax, assessment or other governmental charge would not have been imposed but for the beneficial owner’s status as described in clauses (1) through (3) of this paragraph (g);

h.     to any withholding or deduction that is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings;

i.    any tax, assessment or other governmental charge required to be withheld or deducted under Sections 1471 through 1474 of the Code (or any amended or successor version of such Sections) (“FATCA”), any regulations or other guidance thereunder, or any agreement (including any intergovernmental agreement) entered into in connection therewith; or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA; or

j.    any combination of items (a), (b), (c), (d), (e), (f), (g), (h) and (i);

nor will the Company pay any additional amounts to any beneficial owner or holder of Securities who is a fiduciary or partnership to the extent that a beneficiary or settlor with respect to that fiduciary or a member of that partnership or a beneficial owner thereof would not have been entitled to the payment of those additional amounts had that beneficiary, settlor, member or beneficial owner been the beneficial owner of those Securities.

As used in the preceding paragraph, “U.S. Person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable U.S. Treasury regulations), or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

If an Event of Default with respect to this Global Security shall occur and be continuing, the principal hereof may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Securities issued under the Indenture. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Outstanding Securities of each series, on behalf of the Holders of all Outstanding Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Global Security shall be conclusive and binding upon such Holder and upon all future Holders of this Global Security and of any Global Security issued upon the registration of transfer hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Global Security.

No reference herein to the Indenture and no provision of this Global Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the amount of principal of and interest on this Global Security herein provided, and at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Global Security is registrable in the Security Register, upon surrender of this Global Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Global Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon a new Global Security of this series for the same aggregate principal amount will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Global Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Global Security is registered as the owner hereof for all purposes, whether or not this Global Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

In the event that the Depository or another depository in respect of the securities of this series is unwilling or unable to continue as a depository and a successor depository is not appointed by the Company within 90 days, the Holder hereof shall surrender this Global Security to the Trustee for cancellation whereupon, in accordance with Section 3.05 of the Indenture, the Company will execute and the Trustee will authenticate and deliver Securities of this series in definitive registered form without coupons, in denominations of A$2,000 and integral multiples of A$2,000 for higher amounts (minimum total consideration per investor for Securities when sold in Australia will be A$500,000 and A$200,000 when sold in the European Economic Area), and in an aggregate principal amount equal to the principal amount of this Global Security at the time outstanding in exchange for this Global Security.

Unless otherwise defined, all terms used in this Global Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture. References to “dollars”, “$” and “U.S. $” are to United States dollars and references to “A$” are to Australian dollars.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Global Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, Ford Motor Credit Company LLC has caused this instrument to be signed by its Chairman of the Board, or its President, or one of its Vice Presidents, and by its Treasurer or one of its Assistant Treasurers, manually or in facsimile, and its corporate seal to be imprinted hereon.

Dated: __________________        FORD MOTOR CREDIT COMPANY LLC

By:
Chairman of the Board

[COMPANY SEAL]

By:
Chief Financial Officer and
Treasurer

Attest:

By: ________________________
Assistant Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is the Global Security of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON
As Trustee,

By: _________________________
Authorized Officer

Dated: ______________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto___________________________________________________________________

______________________________________________________________________
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

______________________________________________________________________
(Print or Type Name and Address including Zip Code of Assignee)

the within Global Security, and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________attorney to transfer said Global Security on the books of the Company, with full power of substitution in the premises.

Dated__________________

NOTE: The signature to this assignment must correspond with the name as written upon the face of the within Global Security in every particular without alteration or enlargement or any change whatsoever and must be guaranteed by a commercial bank or trust company having its principal office or correspondent in The City of New York or by a member of the New York Stock Exchange.